Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	Sean Wallace
+ 1 (202) 295-4299	+ 1 (202) 295-4202
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Third Quarter Results and Increases its Regular Quarterly Dividend on its Common Stock by $0.025

Financial and Business Highlights

•	Cogent approved an increase of $0.025 per share to its regular quarterly dividend for a total of $0.830 per share for Q4 2021 as compared to $0.805 per share for Q3 2021 – Cogent’s thirty-seventh consecutive quarterly dividend increase.
o	The Q4 2021 $0.830 dividend per share represents an annual increase of 13.7% from the dividend per share of $0.730 for Q4 2020.
•	Service revenue increased from Q2 2021 to Q3 2021 by 0.03% and increased from Q3 2020 to Q3 2021 by 4.0%.
o	Service revenue, on a constant currency basis, increased from Q2 2021 to Q3 2021 by 0.5% and increased from Q3 2020 to Q3 2021 by 3.6%.
•	GAAP gross profit increased by 3.8% from Q3 2020 to $68.7 million for Q3 2021.
o	Non-GAAP gross profit increased by 3.8% from Q3 2020 to $91.4 million for Q3 2021.
•	Net cash provided by operating activities increased by 19.3% from Q2 2021 to $47.4 million for Q3 2021 and increased from Q3 2020 to Q3 2021 by 43.8%.
•	Sales rep productivity – units per full time equivalent sales rep per month - increased from 3.7 for Q3 2020 to 4.3 for Q3 2021.
•	Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 1.0% from Q2 2021 to $57.8 million for Q3 2021 and increased by 5.8% from Q3 2020.
•	EBITDA margin increased by 30 basis points from Q2 2021 to 39.0% for Q3 2021 and increased by 60 basis points from Q3 2020.
•	Cogent lit its 3,000th on-net building in Q3 2021 and now delivers its services in 50 countries.

[WASHINGTON, D.C. November 4, 2021] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $147.9 million for the three months ended September 30, 2021, an increase of 0.03% from the three months ended June 30, 2021 and an increase of 4.0% from the three months ended September 30, 2020. Foreign exchange negatively impacted service revenue growth from the three months ended June 30, 2021 to the three months ended September 30, 2021 by $0.7 million and positively impacted service revenue growth from the three months ended September 30, 2020 to the three months ended September 30, 2021 by $0.6 million. On a constant currency basis, service revenue increased by 0.5% from the three months ended June 30, 2021 to the three months ended September 30, 2021 and grew by 3.6% from the three months ended September 30, 2020 to the three months ended September 30, 2021.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $111.1 million for the three months ended September 30, 2021; an increase of 0.1% from the three months ended June 30, 2021 and an increase of 5.7% over the three months ended September 30, 2020.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ lit fiber optic facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.7 million for the three months ended September 30, 2021; a decrease of 0.1% from the three months ended June 30, 2021 and a decrease of 1.2% from the three months ended September 30, 2020.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 3.8% from the three months ended September 30, 2020 to $68.7 million for the three months ended September 30, 2021 and decreased by 1.3% from the three months ended June 30, 2021. GAAP gross margin was 46.4% for the three months ended September 30, 2021, 46.5% for the three months ended September 30, 2020 and 47.1% for the three months ended June 30, 2021.

Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $4.8 million for the three months ended September 30, 2021, $3.9 million for the three months ended September 30, 2020 and $4.8 million for the three months ended June 30, 2021.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 3.8% from the three months ended September 30, 2020 to $91.4 million for the three months ended September 30, 2021 and decreased by 0.4% from the three months ended June 30, 2021. Non-GAAP gross profit margin was 61.8% for the three months ended September 30, 2021, 61.9% for the three months ended September 30, 2020 and 62.1% for the three months ended June 30, 2021.

Net cash provided by operating activities increased by 43.8% from the three months ended September 30, 2020 to $47.4 million for the three months ended September 30, 2021 and increased by 19.3% from the three months ended June 30, 2021.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 5.8% from the three months ended September 30, 2020 to $57.8 million for the three months ended September 30, 2021 and increased by 1.0% from the three months ended June 30, 2021. EBITDA margin was 39.0% for the three months ended September 30, 2021, 38.4% for the three months ended September 30, 2020 and 38.7% for the three months ended June 30, 2021.

Basic and diluted net income (loss) per share was $0.29 and $0.28 for the three months ended September 30, 2021, $(0.11) for the three months ended September 30, 2020 and $(0.05) for the three months ended June 30, 2021.

Unrealized and realized foreign exchange gains (losses) on Cogent’s 2024 Senior Euro Unsecured Notes were $10.2 million for the three months ended September 30, 2021, $(17.3) million for the three months ended September 30, 2020 and $(5.3) million for the three months ended June 30, 2021.

Total customer connections increased by 5.1% from September 30, 2020 to 92,991 as of September 30, 2021 and increased by 1.2% from June 30, 2021. On-net customer connections increased by 5.0% from September 30, 2020 to 80,162 as of September 30, 2021 and increased by 1.3% from June 30, 2021. Off-net customer connections increased by 5.5% from September 30, 2020 to 12,495 as of September 30, 2021 and increased by 0.9% from June 30, 2021.

The number of on-net buildings increased by 124 from September 30, 2020 to 3,008 as of September 30, 2021 and increased by 33 from June 30, 2021.

Quarterly Dividend Increase Approved

On November 2, 2021, Cogent’s Board approved a regular quarterly dividend of $0.830 per common share payable on December 3, 2021 to shareholders of record on November 19, 2021. This fourth quarter 2021 regular dividend represents a 3.1% increase of $0.025 per share from the third quarter 2021 regular dividend of $0.805 per share and an annual increase of 13.7% from the Q4 2020 dividend of $0.730 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by the Board.

Impact of COVID-19

Cogent continues to be impacted by the COVID-19 pandemic and the accompanying responses by governments around the world. The recent spread of the Delta variant of COVID-19 has introduced new uncertainty.

The ongoing impact of the COVID-19 pandemic, including the spread of variant strains, and related government restrictions on Cogent’s business is unknown as a significant amount of uncertainty and volatility remains. Cogent does not know the ultimate scope and duration of the pandemic, the availability, efficacy and uptake of vaccines and therapeutic treatments, government actions that have been taken, or may be taken in the future in response to the pandemic and global economic conditions during and after the pandemic. Cogent has experienced a slight slowdown in the availability and delivery of networking equipment but Cogent believes it can adequately manage the operation, maintenance, upgrading and growth of its network. A worsening or prolonged slowdown may impact our ability to expand and augment our network. Cogent recently returned its employees in the United States back to its offices on a full-time basis and is planning on returning the rest of its employees outside of the United States to its offices on a full-time basis in the fourth quarter of 2021. Cogent is implementing measures to protect its workforce, but it can provide no assurance that these measures will be sufficient. Cogent’s decisions to require its employees to return to its offices on a full-time basis and to implement a COVID-19 vaccine mandate, where legally permitted, may impede its ability to retain existing employees or attract new employees. Moreover, Cogent’s results of operations may be adversely affected in the future as the pandemic and the related government restrictions continue or are reintroduced. Cogent may also experience slowdowns in new customer orders, find it difficult to collect from customers who are experiencing financial distress, undergo an increase in customer churn, encounter difficulties accessing the buildings and locations where Cogent installs new services and serves existing customers, or have difficulties procuring, shipping or installing necessary equipment on its network. Cogent may also find that its largest customer base, which is served primarily in its multi-tenant office buildings, may be adversely affected by falling demand for commercial office space in central business districts as companies located in these buildings elect not to return to their office space either on a temporary or even permanent basis or slow the pace of opening new offices. In addition, Cogent’s corporate customer base may reduce their overall number of locations due to adverse economic conditions or new working configurations which may adversely affect Cogent’s number of corporate connections and service revenues. As a result, the global economic impact of the COVID-19 pandemic may have prolonged effects that impact Cogent’s business well into the future. These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2020 and our Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 4, 2021 to discuss Cogent’s operating results for the third quarter of 2021 and to discuss Cogent’s expectations for full year 2021. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 215 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$103,457	$103,800	$105,091	$107,109	$109,947	$111,041	$111,099
% Change from previous Qtr.	0.8%	0.3%	1.2%	1.9%	2.6%	1.0%	0.1%
Off-Net revenue	$37,321	$37,044	$37,092	$36,672	$36,723	$36,699	$36,656
% Change from previous Qtr.	-0.4%	-0.7%	0.1%	-1.1%	0.1%	-0.1%	-0.1%
Non-Core revenue (1)	$137	$146	$119	$120	$107	$139	$172
% Change from previous Qtr.	5.4%	6.6%	-18.5%	0.8%	-10.8%	29.9%	23.7%
Service revenue – total	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879	$147,927
% Change from previous Qtr.	0.4%	0.1%	0.9%	1.1%	2.0%	0.8%	0.0%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	0.6%	0.2%	-0.2%	0.7%	1.7%	0.6%	0.5%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	5.6%	5.1%	3.1%	1.2%	2.3%	2.8%	3.6%
Excise Taxes included in service revenue	$3,743	$3,298	$3,902	$4,144	$4,528	$4,811	$4,813
% Change from previous Qtr.	-13.6%	-11.9%	18.3%	6.2%	9.3%	6.3%	0.0%
Network operations expenses (2)	$55,669	$53,581	$54,173	$54,513	$55,016	$56,044	$56,482
% Change from previous Qtr.	-%	-3.8%	1.1%	0.6%	0.9%	1.9%	0.8%
GAAP gross profit (3)	$65,486	$67,208	$66,164	$66,617	$67,715	$69,603	$68,673
% Change from previous Qtr.	1.8%	2.6%	-1.6%	0.7%	1.6%	2.8%	-1.3%
GAAP gross margin (3)	46.5%	47.7%	46.5%	46.3%	46.1%	47.1%	46.4%
Non-GAAP gross profit (4) (6)	$85,246	$87,409	$88,129	$89,388	$91,761	$91,835	$91,445
% Change from previous Qtr.	0.8%	2.5%	0.8%	1.4%	2.7%	0.1%	-0.4%
Non-GAAP gross margin (4) (6)	60.5%	62.0%	61.9%	62.1%	62.5%	62.1%	61.8%
Selling, general and administrative expenses (5)	$34,852	$34,061	$33,546	$33,713	$36,211	$34,654	$33,692
% Change from previous Qtr.	9.3%	-2.3%	-1.5%	0.5%	7.4%	-4.3%	-2.8%

Depreciation and amortization expense	$19,508	$19,896	$21,619	$22,455	$21,970	$22,096	$22,609
% Change from previous Qtr.	-2.5%	2.0%	8.7%	3.9%	-2.2%	0.6%	2.3%
Equity-based compensation expense	$5,075	$6,083	$6,522	$5,846	$7,307	$6,874	$6,588
% Change from previous Qtr.	2.7%	19.9%	7.2%	-10.4%	25.0%	-5.9%	-4.2%
Operating income	$25,850	$27,574	$26,036	$27,384	$26,291	$28,211	$28,556
% Change from previous Qtr.	-7.8%	6.7%	-5.6%	5.2%	-4.0%	7.3%	1.2%
Interest expense	$15,220	$15,499	$15,760	$16,007	$15,836	$14,236	$17,349
% Change from previous Qtr.	0.1%	1.8%	1.7%	1.6%	-1.1%	-10.1%	21.9%
Net income (loss)	$9,227	$8,564	$(4,955)	$(6,620)	$18,851	$(2,493)	$13,320
Realized and unrealized gains (losses) on 2024 Euro Notes	$2,908	$(873)	$(17,315)	$(19,170)	$18,870	$(5,280)	$10,169
Basic net income (loss) per common share	$0.20	$0.19	$(0.11)	$(0.14)	$0.41	$(0.05)	$0.29
Diluted net income (loss) per common share	$0.20	$0.18	$(0.11)	$(0.14)	$0.41	$(0.05)	$0.28
Weighted average common shares – basic	45,658,565	45,754,880	45,815,718	45,904,943	46,067,096	46,229,603	46,293,524
% Change from previous Qtr.	0.2%	0.2%	0.1%	0.2%	0.4%	0.4%	0.1%
Weighted average common shares – diluted	46,391,066	46,686,665	45,815,718	45,904,943	46,507,258	46,229,603	46,866,929
% Change from previous Qtr.	0.5%	0.6%	-1.9%	0.2%	1.3%	-0.6%	1.4%
EBITDA (6)	$50,394	$53,348	$54,583	$55,675	$55,550	$57,181	$57,753
% Change from previous Qtr.	-4.4%	5.9%	2.3%	2.0%	-0.2%	2.9%	1.0%
EBITDA margin	35.8%	37.8%	38.4%	38.7%	37.8%	38.7%	39.0%
Gains on asset related transactions	$39	$205	$99	$10	$18	$-	$-

EBITDA, as adjusted (6)	$50,433	$53,553	$54,682	$55,685	$55,568	$57,181	$57,753
% Change from previous Qtr.	-4.8%	6.2%	2.1%	1.8%	-0.2%	2.9%	1.0%
EBITDA, as adjusted, margin	35.8%	38.0%	38.4%	38.7%	37.9%	38.7%	39.0%
Net cash provided by operating activities	$28,458	$41,311	$32,980	$37,571	$47,106	$39,749	$47,418
% Change from previous Qtr.	-38.3%	45.2%	-20.2%	13.9%	25.4%	-15.6%	19.3%
Capital expenditures	$12,866	$13,930	$13,296	$15,860	$15,444	$17,217	$21,959
% Change from previous Qtr.	30.0%	8.3%	-4.6%	19.3%	-2.6%	11.5%	27.5%
Principal payments of capital (finance) lease obligations	$6,167	$3,716	$9,509	$4,598	$5,744	$6,192	$4,890
% Change from previous Qtr.	200.0%	-39.7%	155.9%	-51.6%	24.9%	7.8%	-21.0%
Dividends paid	$30,557	$31,738	$32,657	$34,460	$36,081	$37,001	$37,654
Purchases of common stock	$-	$-	$270	$4,225	$-	$-	$-
Gross Leverage Ratio	4.78	5.08	5.10	5.14	4.39	5.13	5.07
Net Leverage Ratio	2.92	3.07	3.24	3.40	3.31	3.45	3.50
Customer Connections – end of period
On-Net	75,163	75,927	76,338	77,305	78,389	79,146	80,162
% Change from previous Qtr.	0.8%	1.0%	0.5%	1.3%	1.4%	1.0%	1.3%
Off-Net	11,721	11,846	11,849	11,970	12,216	12,386	12,495
% Change from previous Qtr.	0.5%	1.1%	0.0%	1.0%	2.1%	1.4%	0.9%
Non-Core (1)	329	339	322	325	320	336	334
% Change from previous Qtr.	1.2%	3.0%	-5.0%	0.9%	-1.5%	5.0%	-0.6%
Total customer connections	87,213	88,112	88,509	89,600	90,925	91,868	92,991
% Change from previous Qtr.	0.8%	1.0%	0.5%	1.2%	1.5%	1.0%	1.2%

On-Net Buildings – end of period
Multi-Tenant office buildings	1,769	1,771	1,783	1,792	1,796	1,802	1,816
Carrier neutral data center buildings	1,000	1,029	1,047	1,068	1,089	1,119	1,138
Cogent data centers	54	54	54	54	54	54	54
Total on-net buildings	2,823	2,854	2,884	2,914	2,939	2,975	3,008
Total carrier neutral data center nodes	1,175	1,203	1,225	1,252	1,274	1,309	1,332
Square feet – multi-tenant office buildings – on-net	961,154,384	962,049,183	968,355,695	976,813,678	978,095,164	979,876,141	984,753,702
Network – end of period
Intercity route miles	58,009	58,009	58,142	58,285	58,761	59,741	59,741
Metro fiber miles	36,079	36,438	36,725	37,567	38,058	38,351	38,825
Connected networks – AS’s	7,042	7,133	7,222	7,338	7,471	7,530	7,597
Headcount – end of period
Sales force – quota bearing	542	572	597	569	547	565	516
Sales force - total	684	716	740	712	693	710	662
Total employees	1,052	1,083	1,110	1,083	1,066	1,087	1,031
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	4.5	4.0	3.7	4.2	4.3	4.5	4.3
FTE – sales reps	522	533	563	542	522	511	521

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent.
(2)	Network operations expense excludes equity-based compensation expense of $252, $305, $346, $316, $2,076, $136 and $163 in the three month periods ended March 31, 2020 through September 30, 2021, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $3,743, $3,298, $3,902, $4,144, $4,528, $4,811 and $4,813 in the three month periods ended March 31, 2020 through September 30, 2021, respectively.
(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.
(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.
(5)	Excludes equity-based compensation expense of $4,823, $5,778, $6,176, $5,530, $5,231, $6,738 and $6,425 in the three month periods ended March 31, 2020 through September 30, 2021, respectively.
(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business. EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Net cash provided by operating activities	$28,458	$41,311	$32,980	$37,571	$47,106	$39,749	$47,418
Changes in operating assets and liabilities	5,325	$(3,232)	$6,255	$1,920	$(9,060)	$2,352	$(6,267)
Cash interest expense and income tax expense	16,611	15,269	15,348	16,184	17,504	15,080	16,602
EBITDA	$50,394	$53,348	$54,583	$55,675	$55,550	$57,181	$57,753
PLUS: Gains on asset related transactions	39	205	99	10	18	-	-
EBITDA, as adjusted	$50,433	$53,553	$54,682	$55,685	$55,568	$57,181	$57,753
EBITDA margin	35.8%	37.8%	38.4%	38.7%	37.8%	38.7%	39.0%
EBITDA, as adjusted, margin	35.8%	38.0%	38.4%	38.7%	37.9%	38.7%	39.0%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Service revenue, as reported – current period	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879	$147,927
Impact of foreign currencies on service revenue	184	202	(1,616)	(621)	(447)	(150)	709
Service revenue - as adjusted for currency impact (1)	$141,099	$141,192	$140,686	$143,280	$146,330	$147,729	$148,636
Service revenue, as reported – prior sequential period	$140,292	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879
Constant currency (decrease) increase	$807	$277	$(304)	$978	$2,429	$952	$757
Constant currency percent (decrease) increase	0.6%	0.2%	(0.2)%	0.7%	1.7%	0.6%	0.5%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Service revenue, as reported – current period	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879	$147,927
Impact of foreign currencies on service revenue	746	674	(1,141)	(1,891)	(2,608)	(2,965)	(555)
Service revenue - as adjusted for currency impact (2)	$141,661	$141,664	$141,161	$142,010	$144,169	$144,914	$147,372
Service revenue, as reported – prior year period	$134,137	$134,789	$136,942	$140,292	$140,915	$140,990	$142,302
Constant currency increase	$7,524	$6,875	$4,219	$1,718	$3,254	$3,924	$5,070
Percent increase	5.6%	5.1%	3.1%	1.2%	2.3%	2.8%	3.6%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Service revenue total	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879	$147,927
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	75,429	73,782	76,138	77,284	79,062	78,276	79,254
GAAP Gross Profit (1)	$65,486	$67,208	$66,164	$66,617	$67,715	$69,603	$68,673
Plus - Equity-based compensation – network operations expense	252	305	346	316	2,076	136	163
Plus – Depreciation and amortization expense	19,508	19,896	21,619	22,455	21,970	22,096	22,609
Non-GAAP Gross Profit (2)	$85,246	$87,409	$88,129	$89,388	$91,761	$91,835	$91,445
GAAP Gross Margin (1)	46.5%	47.7%	46.5%	46.3%	46.1%	47.1%	46.4%
Non-GAAP Gross Margin (2)	60.5%	62.0%	61.9%	62.1%	62.5%	62.1%	61.8%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.
(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of June 30, 2021	As of September 30, 2021
Cash and cash equivalents & restricted cash	$373,963	$354,955
Debt
Capital (finance) leases – current portion	16,004	16,685
Capital (finance) leases – long term	208,588	222,854
Senior Secured 2022 Notes	-	-
Senior Secured 2026 Notes	500,000	500,000
Senior Unsecured Euro 2024 Notes	415,751	405,637
Note payable	3,365	1,868
Total debt	1,143,708	1,147,044
Total net debt	769,745	792,089
Trailing 12 months EBITDA, as adjusted	223,116	226,187
Gross leverage ratio	5.13	5.07
Net leverage ratio	3.45	3.50

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$351,879	$371,301
Restricted cash	3,076	—
Accounts receivable, net of allowance for credit losses of $1,413 and $1,921, respectively	43,672	44,185
Prepaid expenses and other current assets	37,491	40,851
Total current assets	436,118	456,337
Property and equipment, net	454,710	430,335
Right-of-use leased assets	103,666	99,666
Deposits and other assets	14,255	14,139
Total assets	$1,008,749	$1,000,477
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,639	$9,775
Accrued and other current liabilities	57,510	51,029
Installment payment agreement, current portion, net of discounts of $18 and $136, respectively	1,850	6,786
Current maturities, operating lease liabilities	11,312	11,151
Current maturities, finance lease obligations	16,685	15,702
Total current liabilities	98,996	94,443
Senior secured 2022 notes, net of unamortized debt costs of $1,052 and including premium of $544	—	444,492
Senior unsecured 2024 Euro notes, net of unamortized debt costs of $2,327 and $2,961, respectively, and net of discounts of $863 and $1,142, respectively	402,447	425,160
Senior secured 2026 notes, net of unamortized debt costs of $1,217 and discount of $1,618	497,165	—
Operating lease liabilities, net of current maturities	115,065	111,318
Finance lease obligations, net of current maturities	222,854	203,438
Other long-term liabilities	28,989	14,792
Total liabilities	1,365,516	1,293,643
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,663,276 and 47,214,077 shares issued and outstanding, respectively	48	47
Additional paid-in capital	540,575	515,867
Accumulated other comprehensive income — foreign currency translation	(8,558)	(1,306)
Accumulated deficit	(888,832)	(807,774)
Total stockholders’ deficit	(356,767)	(293,166)
Total liabilities and stockholders’ deficit	$1,008,749	$1,000,477

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	September 30, 2021	September 30, 2020
	(Unaudited)	(Unaudited)
Service revenue	$147,927	$142,302
Operating expenses:
Network operations (including $163 and $346 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	56,645	54,519
Selling, general, and administrative (including $6,425 and $6,176 of equity-based compensation expense, respectively)	40,117	39,722
Depreciation and amortization	22,609	21,619
Total operating expenses	119,371	115,860
Loss on finance lease amendment	—	(505)
Gains on equipment transactions	—	99
Operating income	28,556	26,036
Interest expense	(17,349)	(15,760)
Unrealized foreign exchange gain (loss) on 2024 Euro Notes	10,169	(17,315)
Interest income and other, net	648	484
Income (loss) before income taxes	22,024	(6,555)
Income tax (provision) benefit	(8,704)	1,600
Net income (loss)	$13,320	$(4,955)

Comprehensive income:
Net income (loss)	$13,320	$(4,955)
Foreign currency translation adjustment	(3,818)	5,408
Comprehensive income	$9,502	$453

Net income (loss) per common share:
Basic net income (loss) per common share	$0.29	$(0.11)
Diluted net income (loss) per common share	$0.28	$(0.11)
Dividends declared per common share	$0.805	$0.705

Weighted-average common shares - basic	46,293,524	45,815,718

Weighted-average common shares - diluted	46,866,929	45,815,718

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2021	September 30, 2020
	(Unaudited)	(Unaudited)
Service revenue	$442,584	$424,205
Operating expenses:
Network operations (including $2,375 and $903 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	169,920	164,326
Selling, general, and administrative (including $18,394 and $16,776 of equity-based compensation expense, respectively)	122,952	119,232
Depreciation and amortization	66,675	61,022
Total operating expenses	359,547	344,580
Losses on finance lease amendments	—	(423)
Gains on equipment transactions	18	343
Operating income	83,055	79,545
Interest expense	(47,421)	(46,481)
Realized foreign exchange gain on issuance of 2024 Euro Notes	—	2,547
Unrealized gain (loss) on foreign exchange on 2024 Euro Notes	23,759	(17,827)
Loss on debt extinguishment and redemption - 2021 Notes	—	(638)
Loss on debt extinguishment and redemption - 2022 Notes	(14,698)	—
Interest income and other, net	1,460	430
Income before income taxes	46,155	17,576
Income tax provision	(16,477)	(4,740)
Net income	$29,678	$12,836

Comprehensive income:
Net income	$29,678	$12,836
Foreign currency translation adjustment	(7,252)	4,828
Comprehensive income	$22,426	$17,664

Net income per common share:
Basic net income per common share	$0.64	$0.28
Diluted net income per common share	$0.63	$0.28

Dividends declared per common share	$2.340	$2.045

Weighted-average common shares - basic	46,290,452	45,818,677

Weighted-average common shares - diluted	46,825,948	46,598,870

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020

(IN THOUSANDS)

	Three months Ended September 30, 2021	Three months Ended September 30, 2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$13,320	$(4,955)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,609	21,619
Amortization of debt costs, discounts and premiums	439	496
Equity-based compensation expense (net of amounts capitalized)	6,588	6,522
Unrealized (gain) loss on foreign exchange - 2024 Notes	(10,169)	17,378
Gains - equipment transactions and other, net	(589)	406
Deferred income taxes	8,364	(2,153)
Changes in operating assets and liabilities:
Accounts receivable	(249)	(1,009)
Prepaid expenses and other current assets	(962)	(788)
Accounts payable, accrued liabilities and other long-term liabilities	7,949	(4,305)
Deposits and other assets	118	(231)
Net cash provided by operating activities	47,418	32,980
Cash flows from investing activities:
Purchases of property and equipment	(21,959)	(13,296)
Net cash used in investing activities	(21,959)	(13,296)
Cash flows from financing activities:
Dividends paid	(37,654)	(32,657)
Purchases of common stock	—	(270)
Principal payments on installment payment agreement	(1,498)	(2,727)
Principal payments of finance lease obligations	(4,890)	(9,509)
Proceeds from exercises of stock options	362	186
Net cash used in financing activities	(43,680)	(44,977)
Effect of exchange rates changes on cash	(787)	1,560
Net decrease in cash and cash equivalents & restricted cash	(19,008)	(23,733)
Cash and cash equivalents & restricted cash, beginning of period	373,963	417,026
Cash and cash equivalents & restricted cash, end of period	$354,955	$393,293

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020

(IN THOUSANDS)

	Nine months	Nine months
	Ended	Ended
	September 30, 2021	September 30, 2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$29,678	$12,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,675	61,022
Amortization of debt costs, discounts and premium	1,333	1,426
Equity-based compensation expense (net of amounts capitalized)	20,769	17,679
Loss on debt extinguishment and redemption – 2021 Notes	—	638
Loss on debt extinguishment and redemption – 2022 Notes	14,698	—
Unrealized (gain) loss on foreign exchange – 2024 Notes	(23,759)	17,281
Realized foreign exchange gain on issuance of 2024 Notes	—	(2,547)
Gains - equipment transactions and other, net	(347)	80
Deferred income taxes	11,922	2,100
Changes in operating assets and liabilities:
Accounts receivable	(159)	(1,102)
Prepaid expenses and other current assets	1,734	(3,253)
Accounts payable, accrued liabilities and other long-term liabilities	11,752	(2,783)
Deposits and other assets	(23)	(628)
Net cash provided by operating activities	134,273	102,749
Cash flows from investing activities:
Purchases of property and equipment	(54,620)	(40,092)
Net cash used in investing activities	(54,620)	(40,092)
Cash flows from financing activities:
Dividends paid	(110,736)	(94,952)
Purchases of common stock	—	(270)
Extinguishment and redemption of 2021 Notes	—	(189,225)
Extinguishment and redemption of 2022 Notes	(459,317)	—
Net proceeds from issuance of senior unsecured 2024 Euro Notes - net of debt costs of $2,137	—	240,285
Net proceeds from issuance of senior secured 2026 Notes - net of debt costs of $1,317	496,933	—
Principal payments on installment payment agreement	(5,845)	(7,855)
Principal payments of finance lease obligations	(16,826)	(19,392)
Proceeds from exercises of stock options	1,237	1,175
Net cash used in financing activities	(94,554)	(70,234)
Effect of exchange rates changes on cash	(1,445)	1,448
Net decrease in cash and cash equivalents & restricted cash	(16,346)	(6,129)
Cash and cash equivalents & restricted cash, beginning of period	371,301	399,422
Cash and cash equivalents & restricted cash, end of period	$354,955	$393,293

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of the COVID-19 pandemic and the related government policies; future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2020 and our Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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